                                                                               *
                                                                   EXHIBIT 10.13

Portions of this exhibit for which confidential treatment
has been requested are marked by brackets [     ] and the
pages on which they appear contain an asterisk (*) in the upper right hand corner. The confidential information omitted has been filed separately with the Securities and Exchange Commission.

                               CARRIER AGREEMENT

                    T E R M S   A N D   C O N D I T I O N S


     This Carrier Agreement (the "Agreement"), is between MCI TELECOMMUNICATIONS CORPORATION ("MCI") and SMARTALK TELESERVICES, INC. ("Customer") a resale common carrier subject to the Communications Act of 1934, as amended.

1.   Scope Of Agreement.
     -------------------

     (a) MCI shall provide to Customer certain specified domestic interstate service(s) and international services pursuant to this Agreement, and intrastate common carriage service pursuant to MCI's tariffs governing such service. This Agreement incorporates by reference the terms of MCI Tariff FCC No. 1 ("Tariff"), which is on file with the Federal Communications Commission and which may be modified from time to time by MCI in accordance with law and thereby affect the service(s) furnished Customer, except that the following terms and conditions shall supplement or, to the extent inconsistent, supersede Tariff terms and conditions and shall remain in effect throughout the Service Term.

     (b) Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Tariff.

2.   Term Commitment.
     ---------------

     (a) After the first eight (8) months of the Service Term (as defined
     below), Customer's Total Usage shall equal or exceed [                 ]
     (the "Total Commitment"). "Total Usage" shall refer to the total number of minutes of Customer's usage after the first eight (8) months of the Service Term of MCI PRISM I Service and MCI 800 DAL Service at the rates set forth in this Agreement.

     (b)  After the eight (8) months of the Service Term, Customer's
     International Usage shall equal or exceed [               ] (the
     "International Commitment"). "International Usage" shall refer to the number of minutes of Customer's usage after the first eight (8) months of the Service Term of international MCI PRISM I Service and international MCI 800 DAL Service at the rates set forth in this Agreement.

                                       1
                            -- MCI CONFIDENTIAL --

                                                                               *

     (c) Customer's International Usage shall apply toward both of the Total Commitment and International Commitment.

     (d) If Customer's Total Usage is less than the Total Commitment but greater
     than [                                                                  ],
     then Customer will pay all outstanding charges for MCI services utilized by Customer, as set forth in this Agreement. In such case, Customer shall also pay an underutilization charge (which Customer agrees is reasonable) of
     [                           ] for each minute that Customer's Total Usage
     is less than the Total Commitment.

     (e) If Customer's Total Usage is less than or equal to [                ],
     then Customer will pay all outstanding charges for MCI services utilized by Customer, as set forth in this Agreement. In such case, Customer shall also pay an underutilization charge (which Customer agrees is reasonable) of: (1) [

              ]; plus (2) [

                                ].

     (f) If Customer's International Usage is less than the International Commitment, then Customer will pay all outstanding charges for international MCI services utilized by Customer, as set forth in this Agreement. In such case, Customer shall also pay an underutilization
     charge (which Customer agrees is reasonable) of [            ] for each
     minute that Customer's International Usage is less than the International Commitment.

3.   Rates.
     ------

     Subject to Paragraph 2 herein, Customer shall receive the following rates during the Service Term for MCI services which terminate at a switch leased by Customer.

     Rates set forth in this Paragraph 3 do not include charges for installation, taxes, tax-related surcharges, any other applicable surcharges, charges for access and access-related charges. Rates are in lieu of any discounts, promotions and credits otherwise applicable pursuant to the Tariff.

     (a)  Domestic Interstate MCI PRISM I Service.
          ----------------------------------------

          For domestic interstate switched outbound service originating via dedicated access from a Customer-owned location to an MCI point of presence (including such service

                                       2
                            -- MCI CONFIDENTIAL --

                                                                               *

     to locations in Alaska, Hawaii, Puerto Rico and the U.S. Virgin Islands), Customer will pay the non-distance sensitive ("postalized") rate per minute
     of [                                   ] for Peak usage and the postalized
     rate per minute of [                                ] for non-Peak usage.

     (b) Domestic Interstate MCI 800 DAL Service.
         ----------------------------------------

          (1) For domestic interstate inbound services terminating via dedicated access from an MCI point of presence to Customer owned location(s) (including such service from locations in Alaska, Hawaii, Puerto Rico and the U.S. Virgin Islands), Customer will pay the postalized
     rate per minute of [                                            ] for Peak
     usage and the postalized rate per minute of [                            ]
     for non-Peak usage.

          (2) The above rates for MCI 800 DAL Service do not include any Feature Charges described in the Tariff. MCI will charge Customer [
               ] per call for the Automatic Number Identification Delivery Feature Charges. All other Feature Charges will be as set forth in the Tariff.

     (c) International MCI PRISM I Service.
         ---------------------------------

          Customer shall receive the rates and discounts set forth in Exhibit A for international MCI PRISM I Service to locations in the countries set forth in Exhibit A. Where rates or discounts are not provided for specific countries in Exhibit A, Customer will receive Tariffed rates less the discounts set forth in Paragraph 3(d) below.

     (d)  MCI VIP, VIP Plus, MCI 800 MOD, and MCI CAS and MCI CAS Plus Service.
          ---------------------------------------------------------------------

          (1) For MCI International PRISM I Service, excluding MCI International Service terminating in Canada or Mexico, and for MCI Services other than those for which a postalized rate is provided herein:

          (a) Customer is entitled to enroll for the discounts associated with the thirty-six (36) month term commitment and maximum volume commitment under the MCI PRISM I Service Value Insurance Plan ("VIP") or the MCI 800 Service VIP Plus subject to the terms and conditions set forth in the Tariff for such plan except that the volume commitment requirement will not apply.
                                       3
                            -- MCI CONFIDENTIAL --

                                                                               *

          (b) Customer is entitled to subscribe to and receive the discounts associated with MCI Corporate Account Service ("CAS") and CAS Plus plans subject to the terms and conditions set forth in the Tariff for such service except that the volume commitment requirement will not apply. For MCI International PRISM I Service (excluding MCI International PRISM I Service Terminating in Canada and Mexico, and any other countries for which CAS Plus discounts are not provided pursuant to the Tariff), CAS Plus discounts will be applied to all time periods.

          (c) Customer is entitled to subscribe to and receive the discounts associated with MCI 800 Service Multi-Option Discount ("800 MOD") subject to the terms and conditions set forth in the Tariff for such service except as modified by this Agreement.

          (2) In the event the amount of the domestic discount provided under VIP, VIP Plus, CAS, CAS Plus and/or 800 MOD is greater than the charges for Customer's usage of domestic interstate MCI Services after application of any of the discounts earned under this Agreement, the difference will not be credited to Customer or carried forward.

          (3) Customer is not entitled to enroll in any other Tariffed discount plans other than the MCI Network Pricing Plan ("NPP") and those contained in this Section 3.

     (e)  Combined Service.
          ----------------

          (1) For purposes of this Agreement, "Combined Service" shall consist of MCI 800 DAL Service traffic terminating at Customer's locations that is then routed as domestic MCI PRISM I Service traffic from Customer's location and terminates at the traffic's ultimate destination.

          (2) For each consecutive three (3) month period beginning after the first eight (8) months of the Service Term (each, a "Quarter"), Customer will pay one (1) of the following applicable postalized rates for Combined Service, as determined by: (A) the amount of Customer's usage of MCI PRISM I and MCI 800 DAL Services (in the aggregate) ("Quarterly Usage"); and (B) the percentage of Customer's total Combined Service that is international Combined Service during such Quarter. MCI shall bill Customer per the zero
     (0) to [

                                    ] minute level during the first
     eight (8) months of the Service Term and during the first Quarter. MCI shall bill Customer per the previous Quarterly

                                       4
                            -- MCI CONFIDENTIAL --

                                                                               *

     Usage level during each Quarter after the first Quarter. MCI shall conduct a true-up at the conclusion of each Quarter and appropriately credit or debit Customer's account.

                              International Combined Service %

Quarterly Usage         [     ]   [     ]   [     ]   [     ]
---------------------   -     -   -     -   -     -   -     -

          [
              ]         [     ]   [     ]   [     ]   [     ]
     [
            ]           [     ]   [     ]   [     ]   [     ]
     [
            ]           [     ]   [     ]   [     ]   [     ]
     [
            ]           [     ]   [     ]   [     ]   [     ]

     [           ]      [     ]   [     ]   [     ]   [     ]

          (3) Customer will pay [                ] of the rates set forth in
     this Agreement for each Uncompleted Combined Service Call. For purposes of this Agreement, an "Uncompleted Combined Service Call" shall refer to any end user MCI 800 DAL Service call to Customer's location that is thereafter unsuccessfully routed to the call's ultimate destination, including but not limited to unanswered calls, busy signals and network announcements.

          (4) To ensure that MCI billing recognizes the appropriate jurisdictional nature of all of Customer's Combined Service usage, MCI agrees to charge Customer's MCI 800 Service and MCI Prism I Service usage at interstate or intrastate rates based on the interstate/intrastate traffic distribution for these services reflected by the percentage interstate usage ("PIU") reported by Customer to all local exchange carriers from whom Customer purchases access services (LECs), pursuant to the LECs' Tariff requirements, on a quarterly basis. Customer shall provide to MCI in writing on a quarterly basis the PIU described above and shall certify in such writing that the PIU given to MCI for billing purposes is true and correct.

                                       5
                            -- MCI CONFIDENTIAL --

4.   Credits.
     -------

     (a) Customer shall receive credits of up to [                             ]
     for the one-time installation and other one-time non-recurring charges associated with the implementation of MCI service under this Agreement. Such credits will be issued from time to time throughout the Service Term as MCI services are installed.

     (b) Customer is eligible to elect one (1) of the following options, provided that Customer provides written notice to MCI of such election
     --------
     within ten (10) days after the Effective Date and Customer's site is located such that no LEC mileage-sensitive charges will be incurred in connection with connection:

          (1)  [


               ] or

          (2)  [


                                                            ]


5.   Payment; Security.
     -----------------

     (a) As set forth in this Section, Customer shall pay MCI for approximately
     [                ] of MCI Services provided during the usage month before
     the last day of the usage month. Because Customer will not have received MCI's invoice for the services provided prior to the date when Customer must pay MCI, Customer will pay MCI an amount equal to [
               ] of the amount estimated to be billed for services provided during the prior month ("Estimated Payment"). At the initiation of this
     Agreement, the Estimated Payment will be equal to [              ] of
     Customer's reasonable estimate of the first month's usage. For each month
     thereafter, the Estimated Payment will be equal to [             ] of the
     amount of the prior MCI invoice, or invoices received by Customer.

     (b) Upon Customer's receipt of MCI's invoice, MCI and Customer will reconcile the Estimated Payment with the MCI invoice amount for such month. Immediately after reconciliation, Customer shall pay to MCI any amount that the Estimated Payment was less than the MCI invoice amount for

                                       6
                            -- MCI CONFIDENTIAL --
     such month.

     (c) Customer's failure to pay the invoiced amount in full within said usage period may result in the exercise by MCI of its rights under the security provisions contained in this Agreement.

     (d) If Customer pays the amount invoiced within said period described above for the initial fifteen (15) months of the Service Term, then upon written request to MCI, Customer may convert the payment plan set forth in Paragraphs 5(a) - (c) above to a plan whereby Customer shall pay MCI for all MCI service(s) provided in a usage period upon receipt of invoice. Customer's failure to pay the invoiced amount in full upon receipt of invoice may result in the exercise by MCI of its rights under the security provisions contained in this Agreement, including but not limited to the payment plan set forth in Paragraphs 5(a) - (c) above. Nothing contained herein shall limit or be interpreted to limit MCI's right, as provided for in Section B-7.04 of the Tariff. The security arrangements provided for in this Agreement shall survive the expiration of the Service Term.

6.   Dispute Resolution.
     ------------------

     (a) Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the rules contained in MCI Tariff FCC No. 1 ("Arbitration Rules"). Neither party may seek injunctive relief of any kind prior to the confirmation of an arbitration award.

     (b) Either MCI or Customer may initiate arbitration by providing written demand for arbitration, a copy of this Agreement and the administrative fee required by the Arbitration Rules to the Endispute office located in Los Angeles, California. A copy of such notice shall also be provided to the other party. The remaining cost of the arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case.

     (c) Three (3) arbitrators shall be appointed in accordance with the Arbitration Rules within sixty (60) days of the submission of the demand for arbitration, unless both parties otherwise agree in writing. The Arbitrators shall designate the time and place for the hearing within thirty (30) days of his or her appointment. MCI and the Customer agree that the

                                       7
                            -- MCI CONFIDENTIAL --

     Arbitrators' authority to grant relief shall be subject to the provisions of this Agreement, the United States Arbitration Act, 9 U.S.C. 1-16 et. seq. ("USAA"), the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes, MCI Tariff FCC No. 1, substantive law, and the Communications Act of 1934, 47 U.S.C. 151 et. seq. The Arbitrators' decision shall follow the plain meaning of the relevant documents, and shall be final and binding.

     (d) Customer agrees to place fifty percent (50%) of any invoiced sums it disputes at the time the arbitration demand is filed, into an interest-bearing escrow account pending completion of the arbitration. MCI and the Customer agree to undertake all reasonable steps to expedite the arbitration process.

     (e) Notwithstanding any other provision of this Agreement, interpretation and construction of this Paragraph shall be governed by the USAA. MCI and the Customer further agree that judgment may be entered upon the award in any court having jurisdiction thereof, and that all post-award proceedings shall be governed by the USAA.

7.   Termination For Insolvency.
     --------------------------

          In the event Customer becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, MCI may, by giving written notice thereof to Customer, terminate this Agreement without liability or obligation, in whole or in part, as of a date specified in such notice of termination.

8.   Term.
     ----

          The Service Term shall begin on the first (1st) day of the first full month following the execution of this Agreement ("Effective Date") and will continue for a period of fifty-six (56) months therefrom. Nothing contained herein, however, shall modify or be deemed to modify MCI's right to terminate this Agreement either as provided herein, or as authorized in Section B-11.01, immediately upon notice to Customer if Customer fails or refuses to provide alternative or additional security requested pursuant to Section B-7.04 of the Tariff, or to terminate provision of service for any other cause as provided for in Section B-11.01 of the Tariff.

                                       8
                            -- MCI CONFIDENTIAL --

9.   Expiration Of Term.
     ------------------

          Upon expiration of the Service Term, Customer shall be fully subject to all the terms and conditions, including standard Tariffed rates, set forth in the Tariff for MCI service(s) received by Customer after such expiration.

10.  Termination Liability.
     ---------------------

          If Customer terminates this Agreement during the Service Term or MCI terminates this Agreement during the Service Term for Customer's breach, customer will pay MCI within thirty (30) days of the effective date of such termination an amount equal to one hundred percent (100%) of the cost of the difference between Customer's remaining actual Total Commitment and Customer's Total Usage, measured at the then-current Combined Service per minute postalized rate.

11.  Nondisclosure.
     -------------

          Neither party shall disclose to any third party during the Service Term, or during the three (3) year period thereafter, any of the terms and conditions set forth in this Agreement unless such disclosure is lawfully required by any federal governmental agency or is otherwise required to be disclosed by law or is necessary in any proceeding establishing rights and obligations under this Agreement. Each party reserves the right to terminate this Agreement immediately upon delivering written notice to the other party of any unpermitted third party disclosure hereunder.

12.  Use of MCI Name and Property.
     ----------------------------

          Customer may not use MCI's trade name or service marks without the prior written approval of MCI. Customer may print the phrase "Long distance provided by MCI" on the face of customer's long distance service debit cards, point of sale materials and advertising materials.

13.  Notices.
     -------

          Notices to be given pursuant to this Agreement shall be in writing, delivered personally or by facsimile, telex, telegram, professional courier or certified, registered or express mail, postage prepaid to the respective addresses set forth herein (or at such other addresses as shall be given in writing by either party to the other). All notices, requests, demands or communications shall be deemed effective upon the earlier of: (a) the date such notice has been received; or

                                       9
                            -- MCI CONFIDENTIAL --

     (b) the next calendar day if sent by facsimile, telex or telegram, the third calendar day after delivery to a professional courier service or five
     (5) calendar days after deposit with the United States Postal Service if sent by certified or registered mail, return receipt requested.

If to MCI:

     MCI Telecommunications Corporation
     201 Spear Street, Ninth Floor
     San Francisco, CA 94105
     ATTN:  Legal Department
     FAX:  415/978-1220

with copy to:

     MCI Telecommunications Corporation
     700 South Flower Street
     Los Angeles, CA 90017
     ATTN:  Branch Manager

If to Customer:

     Smartalk Teleservices, Inc.
     4470 West Sunset Blvd., Ste. 250
     Hollywood, CA 90027
     ATTN:  Robert Lorsch

with copy to:

     Robert Thau, Esq.
     Rosenfeld, Meyer, Sussman
     9601 Wilshire Blvd.
     Beverly Hills, CA 90210

14.  Letter of Agency.
     ----------------

          Customer shall appoint MCI as its agent in the Letter of Agency attached hereto and incorporated herein as Exhibit B.

15.  Surcharge Exemption.
     -------------------

          When applicable, Customer shall certify that any special access lines used in connection with services under this Agreement terminate in a device not capable of interconnecting MCI's service with the local exchange network and thus are surcharge exempt from the special access surcharge.

                                      10
                            -- MCI CONFIDENTIAL --

                                                                               *

16.  Tax Exemption.
     -------------

          When applicable, Customer shall certify that it is exempt from federal, state, and/or local taxes.

17.  Preferred Carrier.
     -----------------

     (a) Customer agrees to designate MCI as its preferred carrier for Customer's needs for long distance telecommunications services, [
               ] provided that this condition shall not: (i) require any
                 --------
     termination of an existing contract not terminable by Customer; (ii) require Customer to use MCI where Customer's customer(s) insist in writing that MCI services not be used; or (iii) prevent Customer from obtaining service necessary to be reasonably competitive in the marketplace and/or service not available from MCI at certain locations. Customer shall use best efforts to direct new traffic to MCI.

     (b) After the Effective Date of this Agreement, but not more than once annually, MCI may request, and Customer shall promptly provide to MCI in writing or in a machine readable format as specified by MCI, Customer records, data and invoices pertaining to its total long distance telecommunications usage for the most recent twelve (12) month period preceding the request. MCI may review this information for the sole purpose of determining Customer's compliance with the predominant carrier provision herein, or as it may be amended by the parties.

     (c) In each monthly billing period of the Service Term in which Customer fails to satisfy the predominant carrier requirement set forth herein, Customer shall not be entitled to any of the postalized rates set forth in this Agreement and Customer's use of MCI service(s) shall be discounted that month solely pursuant to the applicable Tariffed MCI discount rate, if any, associated with Customer's actual usage level for that monthly billing period.

18.  Governing Law.
     -------------

          This Agreement, including all matters relating to the validity, construction, performance and enforcement thereof, shall be governed by the laws of the State of New York without giving reference to its principles of conflicts of law, except to the extent the Communications Act of 1934, as amended, and as interpreted and applied by the Federal Communications Commission, applies.

                                      11
                            -- MCI CONFIDENTIAL --

19.  Assignment.
     ----------

          This Agreement shall be binding on Customer and its respective successors and assigns. Neither party may assign this Agreement, whether by operation of law or otherwise, without the prior written consent of the other party, which consent may not be unreasonably withheld. Either party may terminate this Agreement in the event of a change in control of the other party which occurred without such other party's prior written consent.

20.  No Waiver.
     ---------

          No waiver of any of the provisions of this Agreement shall be binding unless it is in writing and signed by both parties. The failure of either party to insist on the strict enforcement of any provision of this Agreement shall not constitute a waiver of any provision and all terms shall remain in full force and effect.

21.  Length of Offer; Entire Agreement; Amendments.
     ---------------------------------------------

          This offer shall remain open and be capable of being accepted by Customer until November 1, 1995. Any and all prior or contemporaneous offers, agreements, representations and understandings made to Customer, whether written or oral, shall be superseded by this offer. Exclusive of any Tariff modifications initiated by MCI, once this Agreement has been

                                      12
                            -- MCI CONFIDENTIAL --
     executed, any amendments hereto must be made in writing and signed by both parties.

IN WITNESS WHEREOF, the parties hereto each acting with proper authority have executed this Agreement.

MCI TELECOMMUNICATIONS CORPORATION


By   : /s/Gordon T. Bouska
       -----------------------

Name : Gordon T. Bouska
       -----------------------

Title: Director
       -----------------------

Date : 11/9/95
       -----------------------


SMARTALK TELESERVICES, INC.

By   : /s/ Robert H. Lorsch
       -----------------------

Name : Robert H. Lorsch
       -----------------------

Title: President
       -----------------------

Date : 10/20/95
       -----------------------


                                      13
                            -- MCI CONFIDENTIAL --

                                                                               *
                                   EXHIBIT A

             International MCI PRISM I Service Rates and Discounts
             -----------------------------------------------------


          Customer shall pay the following for international MCI PRISM Service to the following countries, in lieu of standard Tariffed rates:

Australia           [          ] per minute
Bahamas             [          ] per minute
British V.I.        [          ] per minute
Canada              [          ] per minute
Colombia            [          ] per minute
El Salvador         [          ] per minute
Egypt               [          ] per minute
France              [          ] per minute
Germany             [          ] per minute
India               [          ] per minute
Jamaica             [          ] per minute
Japan               [          ] per minute
Korea               [          ] per minute
Philippines         [          ] per minute
Russia              [          ] per minute
Saudi Arabia        [          ] per minute
United Kingdom      [          ] per minute
Venezuela           [          ] per minute
Mexico              per minute rates per the following:


                    Range            Standard          Economy
                    -----            --------          -------
                      1              [       ]         [        ]
                      2              [       ]         [        ]
                      3              [       ]         [        ]
                      4              [       ]         [        ]
                      5              [       ]         [        ]
                      6              [       ]         [        ]
                      7              [       ]         [        ]
                      8              [       ]         [        ]

                                      A-1
                            -- MCI CONFIDENTIAL --

                                   EXHIBIT B

                                LETTER OF AGENCY
                                ----------------


ATTENTION:     Concerned Local Operating Companies, AT&T and other Common
               Carriers and All Equipment Vendors


The undersigned appoints MCI Telecommunications Corporation or any of its affiliated companies ("MCI") as agent for the purpose of ordering, in connection with MCI's provision of service to the undersigned, changes in and/or maintenance on specific telecommunications service that you provide to the undersigned including, without limitation, removing, adding to or rearranging such telecommunications service.

You are hereby released from any and all liability for making pertinent information available to MCI and for following MCI's instructions with respect to any changes to or maintenance on the undersigned's telecommunications service. You may deal directly with MCI on all matters pertaining to telecommunications service and should follow instructions with respect thereto. This authorization will remain in effect until modified or rescinded in writing by the undersigned.

Signed this 20th day of October, 1995.

BY:

/s/ Robert H. Lorsch
---------------------------------
Authorized Customer Signature


President
---------------------------------
Title


SmarTalk TeleServices, Inc.
---------------------------------
Company Name

                                      B-1